EXHIBIT 99.1

CoreCard Corporation Reports Second Quarter 2024 Results

NORCROSS, Ga., Aug. 01, 2024 (GLOBE NEWSWIRE) -- CoreCard Corporation (NYSE: CCRD) (“CoreCard” or the “Company”), the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended June 30, 2024.

"Overall revenue of $13.8 million in the second quarter was in-line with our expectations,” said Leland Strange, CEO of CoreCard. "We continue to see encouraging results from the ongoing investment in our platform and processing capabilities, and we continue to onboard new customers that value the features and functionality offered by the CoreCard platform. The lower revenue this quarter compared to last year was primarily driven by lower license revenue and lower processing revenue from Kabbage.”

Financial Highlights for the three months ended June 30, 2024

Total revenues in the three-month period ended June 30, 2024, was $13.8 million compared to $15.7 million in the comparable period in 2023.

In the following table, revenue is disaggregated by type of revenue for the three months ended June 30, 2024 and 2023:

	Three Months Ended
	June 30,
(in thousands)	2024		2023
License	$	−	$1,794
Professional services		6,973	7,354
Processing and maintenance		5,694	5,689
Third party		1,130	855
Total		$13,797	$15,692

Income from operations was $1.1 million for the second quarter compared to income from operations of $2.7 million in the comparable prior year quarter.

Net income was $0.9 million for the second quarter compared to net income of $1.9 million in the comparable prior year quarter.

Earnings per diluted share was $0.11 for the second quarter compared to $0.22 in the comparable prior year quarter.

Adjusted earnings per diluted share was $0.15 for the second quarter compared to $0.23 in the comparable prior year quarter.

Adjusted EBITDA was $2.5 million for the second quarter compared to $4.8 million in the comparable prior year quarter.

Investor Conference Call
The company is holding an investor conference call today, August 1, 2024, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/register/corecard080124/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at investors.corecard.com as soon as available after the call.

The company will file its Form 10-Q for the period ended June 30, 2024, with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at investors.corecard.com or on the SEC website, www.sec.gov.

About CoreCard Corporation

CoreCard Corporation (NYSE: CCRD) provides the gold standard card issuing platform built for the future of global transactions in an embedded digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For further information,
email CoreCardIR@icrinc.com

CoreCard Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Services	$13,797	$13,898	$26,873	$28,654
Products	−	1,794	−	1,794
Total net revenue	13,797	15,692	26,873	30,448
Cost of revenue
Services	9,090	9,296	18,590	19,101
Products	−	−	−	−
Total cost of revenue	9,090	9,296	18,590	19,101
Expenses
Marketing	116	105	230	174
General and administrative	1,490	1,516	2,917	3,065
Research and development	1,952	2,092	3,460	3,605
Income from operations	1,149	2,683	1,676	4,503
Investment income (loss)	(199)	(391)	(438)	(686)
Other income	235	201	526	345
Income before income taxes	1,185	2,493	1,764	4,162
Income taxes	289	618	438	1,031
Net income	$896	$1,875	$1,326	$3,131
Earnings per share:
Basic	$0.11	$0.22	$0.16	$0.37
Diluted	$0.11	$0.22	$0.16	$0.37
Basic weighted average common shares outstanding	8,084,335	8,493,040	8,160,235	8,497,888
Diluted weighted average common shares outstanding	8,143,247	8,516,573	8,207,004	8,524,337

CoreCard Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	June 30, 2024	December 31, 2023
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$22,589	$26,918
Marketable securities	5,257	5,230
Accounts receivable, net	7,097	7,536
Other current assets	5,738	4,805
Total current assets	40,681	44,489
Investments	3,624	4,062
Property and equipment, at cost less accumulated depreciation	11,841	11,319
Other long-term assets	5,411	3,956
Total assets	$61,557	$63,826
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,154	$1,557
Deferred revenue, current portion	1,572	2,310
Accrued payroll	2,150	2,172
Accrued expenses	991	971
Other current liabilities	2,140	2,530
Total current liabilities	8,007	9,540
Noncurrent liabilities:
Deferred revenue, net of current portion	205	265
Long-term lease obligation	2,183	1,121
Other long-term liabilities	313	196
Total noncurrent liabilities	2,701	1,582
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,026,940 and 9,016,140 at June 30, 2024 and December 31, 2023, respectively;
Outstanding shares – 8,024,518 and 8,295,408 at June 30, 2024 and December 31, 2023, respectively	91	90
Additional paid-in capital	17,205	16,621
Treasury stock, 1,002,422 and 720,732 shares at June 30, 2024 and December 31, 2023, respectively, at cost	(24,097)	(20,359)
Accumulated other comprehensive income	4	32
Accumulated income	57,646	56,320
Total stockholders’ equity	50,849	52,704
Total liabilities and stockholders’ equity	$61,557	$63,826

Reconciliation of GAAP to NON-GAAP Measures

Information Regarding Non-GAAP Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. CoreCard considers Adjusted EBITDA and Adjusted earnings per diluted share (“Adjusted EPS”) as supplemental measures of the company’s performance that is not required by, nor presented in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; income tax expense (benefit); investment income (loss); and other income (expense), net. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

We define Adjusted EPS as diluted earnings per share adjusted to exclude the impact of share-based compensation expense. We believe that Adjusted EPS is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

Adjusted EPS and Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EPS and Adjusted EBITDA differently than CoreCard, which limits its usefulness in comparing CoreCard’s financial results with those of other companies.

The following table shows CoreCard’s GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2024	2023	2024	2023
GAAP net income	$896	$1,875	$1,326	$3,131
Share-based compensation	425	150	585	150
Income tax benefit	(106)	(38)	(146)	(38)
Adjusted net income	$1,215	$1,987	$1,765	$3,243
Adjusted EPS	$0.15	$0.23	$0.22	0.38
Weighted-average shares	8,143	8,517	8,207	8,524

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2024	2023	2024	2023
GAAP net income	$896	$1,875	$1,326	$3,131
Depreciation and amortization	902	1,960	1,927	3,655
Share-based compensation	425	150	585	150
Investment loss	199	391	438	686
Other income, net	(235)	(201)	(526)	(345)
Income tax expense	289	618	438	1,031
Adjusted EBITDA	$2,476	4,793	$4,188	$8,308